 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

 Securities Exchange Act of `1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

NANO LABS CORP.
(Name of Registrant As Specified in Charter)

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NANO LABS CORP.

The Ford Building

615 Griswold Street

Seventeenth Floor

Suite 1715

Detroit, Michigan 48226

Dear Shareholders:

We are writing to advise you that our Board of Directors and shareholders holding a majority of our outstanding voting capital stock have approved an amendment to the articles of incorporation (the "Authorized Capital Amendment") to increase the total authorized capital from 500,000,000 shares of common stock, par value $0.001 to 10,000,000,000 shares of common stock, par value $0.001.

These actions were approved by written consent on December 12, 2014 by our Board of Directors and a majority of holders of our voting capital stock, in accordance with Colorado Revised Statutes. Our directors and majority of the shareholders of our outstanding capital stock, as of the record date of December 12, 2014, have approved the Authorized Capital Amendment as determined were in the best interests of our Company and shareholders.

WE ARE NOT ASKING YOU FOR A PROXY, AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

No action is required by you. Pursuant to Rule 14(c)-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least ten (10) days after the date of this Information Statement has been mailed to our shareholders. This Information Statement is first mailed to you on or about January 23, 2015.

For the Board of Directors

By:	/s/ Bernardo Camacho Chavarria
Name:	Bernardo Camacho Chavarria Chief Executive Officer

NANO LABS CORP.

The Ford Building

615 Griswold Street

Seventeenth Floor

Suite 1715

Detroit, Michigan 48226

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INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

This Information Statement is being furnished to all holders of the common stock of Nano Labs Corp. (the "Company") as of December 12, 2014 in connection with the action taken by written consent of holders of a majority of the outstanding voting power of the Company to authorize the Authorized Capital Amendment.

"We," "us," "our," the “Registrant” and the "Company" refers to Nano Labs Corp., a Colorado corporation.

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SUMMARY OF CORPORATE ACTIONS

INFORMATION STATEMENT

This Information Statement is furnished to the stockholders of Nano Labs Corp., a Colorado corporation (the “Company”), in connection with our prior receipt of approval by written consents, in lieu of a special meeting, of the holders of a majority of our outstanding voting power authorizing the board of directors of the Company to amend the articles of incorporation to increase the total authorized capital from 500,000,000 to 10,000,000,000 shares of common stock, par value $0.001 (the "Authorized Capital Amendment").

On December 12, 2014, the Company obtained the approval of the Authorized Capital Amendment by written consent of the stockholders that are the record owners of 127,931,446 shares of common stock, which represents an aggregate of approximately 53.04% of the voting power as of December 12, 2014. The names of the shareholders of record who hold in the aggregate a majority of our total issued and outstanding common stock and who signed the written consent of stockholders are: (i) Bernardo Camacho Chararria holding of record 20,000,000 shares of common stock (8.29%); (ii) Jose Armando Camargo Del Bianco holding of record 80,000,000 shares of common stock (33.17%); (iii) Asus Global Holdings holding of record 10,135,935 shares of common stock (4.20%); (iv) Setzy Group Inc. holding of record 7,659,574 shares of common stock (3.18%); and (v) Mex Investments holding of record 10,135,937 (4.20%).

The Authorized Capital Amendment cannot be effectuated until ten (10) days after the mailing of this Information Statement and the filing of the amended Articles of Incorporation with the Colorado Secretary of State with respect to the Increase in Authorized Capital.

The date on which this Information Statement will be sent to stockholders will be on or about January 23, 2015 and is being furnished to all holders of the common stock of the Company on record as of December 12, 2014.

The Board of Directors, and persons owning a majority of the outstanding voting securities of the Company have unanimously adopted, ratified and approved the proposed actions by the Company's board of directors. No other votes are required or necessary.

The Quarterly Report on Form 10-Q for the quarters ended September 30, 2014, the Annual Report on Form 10-K for fiscal year ended June 30, 2014, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, December 31, 2013 and September 30, 2013 and the Annual Report on Form 10-K for fiscal year ended June 30, 2013 filed by the Company during the past two years with the Securities and Exchange Commission may be viewed on the Securities and Exchange Commission’s web site at www.sec.gov in the Edgar Archives. The Company is presently current in the filing of all reports required to be filed by it; however, the Company needs to file an amendment to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2014 reflecting that its auditor has reviewed the financial statements.

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Only one Information Statement is being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will undertake to deliver promptly upon written or oral request a separate copy of the information statement to a stockholder at a shared address to which a single copy of the information statement was delivered. You may make a written or oral request by sending a written notification to our principal executive offices stating your name, your shared address, and the address to which we should direct the additional copy of the information statement or by calling our principal executive offices at (888) 806-2315. If multiple shareholders sharing an address have received one copy of this information statement and would prefer us to mail each stockholder a separate copy of future mailings, you may send notification to or call our principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this information statement and would prefer us to mail one copy of future mailings to shareholders at the shared address, notification of that request may also be made by mail or telephone call to our principal executive offices.

VOTE REQUIRED

Pursuant to the Company's Bylaws and the Colorado Revised Statutes, a vote by the holders of at least a majority of the Company’s outstanding votes is required to effect the Authorized Capital Amendment. The Company’s certificate of incorporation does not authorize cumulative voting. As of the record date, the Company had 241,192,385 voting shares of common stock issued and outstanding. The consenting stockholders of the shares of common stock are entitled to 127,931,446 votes, which represents approximately 53.04% of the voting rights associated with the Company’s shares of common stock. The consenting stockholders voted in favor of the Authorized Capital Amendment described herein in a unanimous written consent, dated December 12, 2014.

PROPOSAL I

AMENDMENT TO OUR ARTICLES OF INCORPORATION

TO INCREASE THE AUTHORIZED CAPITAL OF THE CORPORATION

On December 12, 2014, our Board of Directors and majority shareholders, believing it to be in the best interests of the Company and its shareholders, approved the amendment the Company's Articles to increase the authorized share capital of the Company to 10,000,000,000 shares of common stock with the same par value of $0.001 per share. The purpose of this proposed increase in authorized share capital is to make available additional shares of common stock for issuance for general corporate purposes, including those contemplated by various licensing agreement, the prospective business operations of the Company and subsequent financing activities, without the requirement of further action by the shareholders of the Company. The Board of Directors has considered potential uses of the additional authorized shares of common stock, which may include the seeking of additional equity financing through public or private offerings, establishing additional employee or director equity compensation plans or arrangements or for other general corporate purposes. Increasing the authorized number of shares of the common stock of the Company will provide the Company with greater flexibility and allow the issuance of additional shares of common stock in most cases without the expense or delay of seeking further approval from the shareholders. The Company is at all times investigating additional sources of financing which the Board of Directors believes will be in the Company's best interests and in the best interests of the shareholders of the Company. However, there are no definitive agreements in place regarding future issuances.

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The shares of common stock do not carry any pre-emptive rights. The adoption of the Amendment will not of itself cause any changes in the Company's capital accounts.

The increase in authorized share capital will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of common stock without requiring future approval from the shareholders of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional authorized shares of common stock are issued in the future, they will decrease the existing shareholders' percentage equity ownership interests and, depending upon the price at which such shares of common stock are issued, could be dilutive to the existing shareholders. Any such issuance of additional shares of common stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of common stock of the Company.

One of the effects of the increase in authorized share capital, if adopted, however, may be to enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of common stock available to effect transactions (including private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action, however, could discourage an acquisition of the Company which the shareholders of the Company might view as desirable.

The Company does not have any current definitive or executed agreements regarding further proposals and arrangements to issue additional shares that will become authorized share capital of the Company pursuant to the Authorized Capital Amendment. Also, the Authorized Capital Amendment will result in an increase in the number of authorized but unissued shares of the Company's common stock, it may be construed as having an anti-takeover effect. Although the Authorized Capital Amendment is not being undertaken for this purpose, in the future the board of directors could, subject to its fiduciary duties and applicable law, use the increased number of authorized but unissued shares to frustrate persons seeking to take over or otherwise gain control of our company by, for example, privately placing shares with purchasers who might side with the board of directors in opposing a hostile takeover bid. Such use of the Company's common stock could render more difficult, or discourage, an attempt to acquire control of our company if such transactions were opposed by the board of directors.

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Effective Time of the Authorized Capital Amendment

We intend to file, as soon as practicable on or after the 10th day after this Information Statement is sent to our shareholders, an amendment to our Articles of Incorporation effectuating the creation of the Authorized Capital Amendment with the Secretary of State of Colorado. The Authorized Capital Amendment to our Articles of Incorporation will become effective at the close of business on the date the Certificate of Amendment to the Articles of Incorporation is accepted for filing by the Secretary of State of Colorado. It is presently contemplated that such filing will be made approximately ten (10) days from the date that this Information Statement is sent to our shareholders. The text of the Certificate of Amendment to the Articles of Incorporation is subject to modification to include such changes as may be required by the Colorado Secretary of State to effectuate the Amendment.

No Appraisal Rights for the Amendment

Under Colorado law, the Company’s shareholders are not entitled to appraisal rights with respect to the Authorized Capital Amendment and the Company will not independently provide shareholders with any such right.

BOARD OF DIRECTORS’

 AND STOCKHOLDER APPROVAL

As our directors and holders of approximately 53.04% of our voting power signed a written consent in favor of the Amendment to the Articles of Incorporation and the Authorized Capital Amendment, we are authorized to file Articles of Amendment to the Articles of Incorporation with the Colorado Secretary of State. The Authorized Capital Amendment will be effective upon the filing of the Articles of Amendment with the Secretary of State of the State of Colorado, which is expected to occur as soon as reasonably practicable on or after the 10th day following the mailing of this Information Statement to stockholders.

The information contained in this Information Statement constitutes the only notice we will be providing stockholders.

DESCRIPTION OF SECURITIES

Description of Common Stock

Number of Authorized and Outstanding Shares

The Company's Articles of Incorporation authorizes the issuance of 500,000,000 shares of common stock, par value $0.001 per share of which 241,192,385 shares were outstanding on December 12, 2014. All of the outstanding shares of common stock are fully paid and non-assessable.

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Voting Rights

Holders of shares of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Accordingly, the holders of in excess of 50% of the aggregate number of shares of common stock outstanding will be able to elect all of the directors of the Company and to approve or disapprove any other matter submitted to a vote of all shareholders. The holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available. We have not paid any dividends since our inception, and we presently anticipate that all earnings, if any, will be retained for development of our business. Any future disposition of dividends will be at the discretion of our Board of Directors and will depend upon, among other things, our future earnings, operating and financial condition, capital requirements, and other factors.

Other

Holders of common stock have no cumulative voting rights. Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion rights or redemption or sinking fund provisions with respect to the common stock.

Transfer Agent

Shares of common stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the common stock certificate, properly endorsed. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state security laws. The Company’s transfer agent for its common stock is VStock Transfer LLC, 18 Lafayette Place, Woodmere, New York 11598, telephone (212) 828-8436.

VOTE REQUIRED FOR APPROVAL

In accordance with the Colorado Revised Statutes, the following actions were taken based upon the unanimous recommendation and approval by the Company's Board of Directors and the written consent of the majority shareholders.

The Board of Directors of the Company has adopted, ratified and approved the Authorized Capital Amendment. The securities that are entitled to vote approval of the Authorized Capital Amendment consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on December 12, 2014, the record date for determining shareholders who are entitled to notice of and to vote.

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VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Board of Directors fixed the close of business on December 12, 2014 as the record date for the determination of the common and preferred shareholders entitled to notice of the action by written consent.

At the record date, the Company had 500,000,000 shares of common stock authorized with a stated par value of $0.001, of which 241,192,385 shares of common stock were issued and outstanding. The holders of shares of common stock are entitled to one vote per share on matter to be voted upon by shareholders.

The holders of shares of common stock are entitled to receive pro rata dividends, when and if declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if dividends on preferred stock have been paid in accordance with the terms of the outstanding preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the common stock are declared by the Board of Directors. Payment of dividends on the common stock in the future, if any, will be subordinate to the preferred stock, must comply with the provisions of the Colorado Revised Statutes and will be determined by the Board of Directors. In addition, the payment of any such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Shareholders and the holders of a controlling interest equaling approximately 53.04% of the voting power of the Company, as of the record date, have consented to the proposed amendments to the Articles of Incorporation. The shareholders have consented to the action required to adopt Proposal One above. This consent was sufficient, without any further action, to provide the necessary stockholder approval of the action.

IDENTIFICATION OF CURRENT DIRECTORS AND EXECUTIVE OFFICERS

All of the Company's directors hold office until the next annual general meeting of the shareholders or until their successors are elected and qualified. The Company's officers are appointed by its Board of Directors and hold office until their earlier death, retirement, resignation or removal.

The Company's current directors and executive officers, their ages and positions held are as follows:

Name	Age	Position with the Company

Bernardo Camacho Chavarria	36	President/Chief Executive Officer, Secretary, Treasurer/Chief Financial Officer and member of the Board of Directors

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Business Experience

The following is a brief account of the education and business experience of each director, executive officer and key employee during at least the past five years, indicating each person's principal occupation during the period, and the name and principal business of the organization by which he or she was employed, and including other directorships held in reporting companies.

Bernardo Camacho Chavarria. Mr. Chavarria has been the Company's chief executive officer and chief financial officer and accounting officer and member of its board of directors since March 28, 2012. During the past ten years, Mr. Chavarria has been involved in financing and providing consulting services to numerous development stage technology companies. From approximately May 2005 to current date, Mr. Chavarria has been a partner in Avanza Capital S de RL de CV, which is an investment banking firm specializing in high tech businesses, real estate developments and mining companies. Mr. Chavarria has also been responsible for merger and acquisition consultations with a strong focus on high tech ventures. From approximately January 2005 through July 2005, Mr. Chavarria was a financial consultant for Valuación de Proyectos Inmobiliarios, which is a company with approximately 126 distress assets titles. Mr. Chavarria was responsible for financial modeling, risk management and effective valuation of business return. From approximately October 2002 through May 2003, Mr. Chavarria was an associate consultant at Sistemas Digitales Zergo SA de CV, which is a business consulting firm for investment projects, project development and capital raisingible. Sistemas Digitales Zergo SA de CV is a certified agent of RAMAR Corp., which is a factoring firm for Mexican companies that export to USA and Canada., and is also a commercial partner with Avantel and BM in business intelligence and business software solutions. From approximately August 2001 through January 2002, Mr. Chavarria was a sales manager for Unión de Crédito de Comercio Automotriz, where he was responsible for the recruiting and training process of new account executives at the company. During March 2002, Mr. Chavarria was a financial consultant for American Traders, which was a financial advisory and investment strategy management firm involved with the spot currency market. During July 2003, Mr. Chavarria was the chief operating officer for Telemobil de México SA de CV, which is a technology integrator business where he was responsible for the commercial and operative strategy and providing communication solutions over IP network, (Internet Telephone Provider), and tracking services for remote assets management (Satellite tracking, M2M solutions, etc). The nature of his responsibilities discussed above, including the underlying requisite managerial, financing, administrative and sales skills, establish Mr. Chavarria's qualification as a member of our Board of Directors.

Family Relationships

There are no family relationships between any of our directors or executive officers and any other directors or executive officers.

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Board Committees and Independence

We are not required to have any independent members of the Board of Directors. As we do not have any board committees, the board as a whole carries out the functions of audit, nominating and compensation committees, and such “independent director” determination has been made pursuant to the committee independence standards.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

1.

any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

4.

being found by a court of competent jurisdiction in a civil action, the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

being subject of, or a party to, any federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not adopted a Code of Ethics but expect to adopt a Code of Ethics and will require that each employee abide by the terms of such Code of Ethics.

Compliance With Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company's directors and officers, and the persons who beneficially own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of all filed reports are required to be furnished to us pursuant to Rule 16a-3 promulgated under the Exchange Act. Based solely on the reports received by the Company and on the representations of the reporting persons, the Company believes that these persons have complied with all applicable filing requirements during the fiscal year ended June 30, 2014.

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EXECUTIVE COMPENSATION

The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our principal executive officers during the years ended June 30, 2014 and June 30, 2013.

	Summary Compensation Table
Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Bernardo Camacho Chavarria,	2013	71,518		-	-	-	-	-	-	71,518
current Chief Executive Officer and Chief Financial Officer/Accounting Officer and a director	2014	-	(3)	-	-	-	-	-	-	-

Dr. Victor Castano,	2013	132,574		-	-	-	-	-	-	132,574	(1)
Chief Technological and Scientific Officer and a director (2)	2014	0		-	-	-	-	-	-	0

(1)

On October 12, 2013, in accordance with the terms and provisions of the Asset Purchase Agreement with Dr. Castano, an aggregate 101,000,000 shares of common stock were issued to Dr. Castano at a per share price of $0.001 for aggregate consideration of $101,000. These shares were cancelled and returned to treasury.

(2)	Victor Castano was appointed Chief Technological and Scientific Officer and a Director in October of 2012 and resigned March 3, 2014.
(3)

On June 27, 2014, in accordance with terms and provisions of the DB Metals Joint Venture Agreement, an aggregate 20,000,000 shares of common stock were issued to Mr. Chavarria at a per share price of $0.001 for aggregate consideration of $20,000.

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OUTSTANDING EQUITY AWARDS

We do not have an equity compensation plan.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options # Exercisable	# Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock Not Vested	Market Value of Shares or Units Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights Not Vested	Value of Unearned Shares, Units or Other Rights Not Vested

Bernardo Carracho Chavarria, current Chief Executive Officer/Chief Financial Officer/Accounting Officer and Director	-	-	-	-	-	-	-	-	-

Dr. Victor Castano, Prior Chief Technological and Scientific Officer and a director	-	-	-	-	-	-	-	-	-

STOCK OPTIONS.

No grants of stock options or stock appreciation rights were made during the fiscal year ended June 30, 2014.

LONG TERM INCENTIVE PLANS.

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers.

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SECURITY OWNERSHIP OF EXECUTIVE OFFICERS, DIRECTORS

 AND FIVE PERCENT STOCKHOLDERS

The following table sets forth certain information concerning the ownership of the Company's common stock as of December 12, 2014 with respect to: (i) each person known to the Company to be the beneficial owner of more than five percent of the Company's common stock; (ii) all directors; and (iii) directors and executive officers of the Company as a group. The notes accompanying the information in the table below are necessary for a complete understanding of the figures provided below. As of December 12, 2014, there were 241,192,385 shares of common stock issued and outstanding.

Security Ownership of Certain Beneficial Owners

	Amount and Nature of Beneficial Ownership	Percentage of Beneficial Ownership (1)
Directors and Officers:
Bernardo Camacho Chararria	20,000,000	8.29%
All executive officers and directors as a group (1 person)	20,000,000	8.29%

5% or Greater Beneficial Owners:
Jose Armando Camargo Del Bianco	80,000,000	33.17%
Asus Global Holdings	10,135,935	4.20%
Setzy Group Inc.	7,659,574	3.18%
Mex Investments	10,135,937	4.20%

*	Less than one percent.

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding as of the date of this Information Statement. As of the date of this Information Statement, there are 241,192,385 shares issued and outstanding.

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INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposed increase in the number of authorized shares of the Company's common stock or creation of preferred shares or in any action covered by the related resolutions adopted by the Board of Directors, which is not shared by all other stockholders.

FORWARD-LOOKING STATEMENTS

This information statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company. These forward-looking statements include, but are not limited to, statements concerning our operations, economic performance, financial condition, and prospects and opportunities. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other of our filings with the U.S. Securities and Exchange Commission.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the Securities Exchange Act, we file periodic reports, documents, and other information with the Securities and Exchange Commission relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, DC 20549. Our SEC filings are also available to the public on the SEC’s website at http://www.sec.gov.

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INCORPORATION OF FINANCIAL INFORMATION

We “incorporate by reference” into this Information Statement the information in certain documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. We incorporate by reference into this information statement the following documents we have previously filed with the SEC: the Quarterly Report on Form 10-Q for the quarters ended September 30, 2014, the Annual Report on Form 10-K for fiscal year ended June 30, 2014, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, December 31, 2013 and September 30, 2013 and the Annual Report on Form 10-K for fiscal year ended June 30, 2013. You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

NANO LABS CORP.

The Ford Building

615 Griswold Street

Seventeenth Floor

Suite 1715

Detroit, Michigan 48226

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. This Information Statement is for informational purposes only. Please read this information statement carefully.

Dated: January 12, 2015

By Order of the Board of Directors

/s/ Bernardo Camacho Chavarria

Chief Executive Officer and Director

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